Investor Relations Phone: (301) 897-2540 Email: info@spherix.com

SPHERIX ANNOUNCES 2008 FINANCIAL RESULTS

Bethesda, MD. March 30, 2009 - Spherix Incorporated (NASDAQ: SPEX), an innovator in biotechnology and a provider of technical and regulatory consulting services to food, supplement, biotechnology and pharmaceutical companies,  today reported results for the year ended December 31, 2008.

Recent Company Highlights

•	Biospherics
o	Naturlose® Phase 3 clinical trial investigating efficacy as a treatment for Type 2 diabetes continues on schedule; completion expected in mid-2010
o	Interim data results expected in third quarter of 2009
o	Completion of the related Phase 2 Dose Range trial expected in 2009
o	Peer-reviewed publication of new results from animal studies

•	Spherix Consulting
o	Revenue from health sciences consulting services has grown every quarter since its start in July 2007
o	Additional consulting staff hired to handle increased demand

“The next few months will be an exciting time for Spherix and its shareholders,” stated Dr. Claire L. Kruger, CEO of Spherix.  “The Company anticipates sharing interim data in the fall from its ongoing Phase 3 clinical trial investigating the efficacy of Naturlose as a novel treatment for Type 2 diabetes.  I am pleased to report that Spherix will be holding its first earnings webcast on April 2, during which we will provide our shareholders and other interested parties with additional information and updates on both the Biospherics and Spherix Consulting subsidiaries.”

Financial Results for the Year Ended 2008

Revenues for the year ended December 31, 2008 were $1.0 million, up from $154,000 in 2007.  The Company’s revenue reflects the growth of its Health Sciences consulting services, which began in July 2007.  The consulting business was created when Dr. Claire L. Kruger, CEO and COO, joined the Company, and was formed to better facilitate the activities of Biospherics and to provide a modest amount of revenue during the Naturlose development efforts.

Research and development expenses were $4.0 million in 2008, down from $5.9 million in 2007.  The Phase 3 clinical trial for Naturlose as a stand-alone drug to treat diabetes started in April 2007, and the 2007 expenses included start-up costs for the trial, including approximately $2 million for drug packaging, warehousing, and shipping.  The 2008 R&D expenses consisted of both the Phase 3 clinical trial and the related Phase 2 Dose Range trial.

The Company’s losses from continuing operations were $5.6 million and $5.9 million for the years ended 2008 and 2007, which include income tax benefit allocations of $553,000 and $3.4 million each.  Incomes from discontinued operations were $1.5 million and $4.9 million for the years 2008 and 2007, net of income tax expense allocations of $587,000 and $4.2 million each.  Income from discontinued operations in 2008 included a $2.0 million pre-tax gain upon the release of the escrow balance related to the 2007 sale of the InfoSpherix subsidiary.  Income from discontinued operations in 2007 included an $8.6 million pre-tax gain on the sale of InfoSpherix.

The net loss for the year ended 2008 was $4.1 million or $0.29 per share, compared with a net loss of $938,000 or $0.07 per share in 2007.  As of December 31, 2008, the Company’s total cash, cash equivalents and short-term investments on hand was $11.3 million, compared to $15.8 million at December 31, 2007.  Working capital as of December 31, 2008, was $10.8 million, a decrease of $4.1 million from working capital at December 31, 2007.  A $6.2 million pre-tax loss from continuing operations was partly offset by the $2 million pre-tax gain realized in November 2008 upon the receipt of the escrow balance from the 2007 sale of InfoSpherix.

Recently Published Paper

A paper co-authored by Spherix’s President, Dr. Robert A. Lodder, titled “Effect of Diets Containing Sucrose vs. D-tagatose in Hypercholesterolemic Mice,” was recently published in the journal Obesity.  This paper provides details of a study performed at the University of Kentucky to compare the effect of dietary carbohydrate in the form of sucrose (table sugar) to D-tagatose (Naturlose) in mice genetically engineered with a predisposition to high cholesterol.  The results of this study showed that mice fed sucrose became obese, hyperglycemic; and hyperlipidemic; and atherosclerosis was increased in these mice as well.  Equivalent substitution of D-tagatose did not result in the same extent of these conditions and showed that D-tagatose did not promote substantial weight gain.  The fat cells in tagatose-fed mice were smaller than those in the sucrose-fed mice, and were approximately the same size as the fat cells in the control mice.  The results further suggested that, in addition to minimizing the extent of atherosclerosis, a diet enriched in D-tagatose may favor a more stable, less vulnerable plaque phenotype, a plaque that is less like to rupture.

Webcast Info

Earnings Call:  April 2, 2009 10:00 AM ET
AudioPlus: This event is being webcast without slides.
Webcast Link:  Click here for link
Dial-in information will be issued in an upcoming Advisory Release.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company, under the name Biospherics Research.  The company now leverages its scientific and technical expertise and experience through its two subsidiaries—Biospherics Incorporated and Spherix Consulting, Inc.  Biospherics is currently running a Phase 3 clinical trial to study the use of Naturlose as a treatment for Type 2 diabetes.  Its Spherix Consulting subsidiary provides scientific and strategic support for suppliers, manufacturers, distributors and retailers of conventional foods, biotechnology-derived foods, medical foods, infant formulas, food ingredients, dietary supplements, food contact substances, pharmaceuticals, medical devices, consumer products, and industrial chemicals and pesticides.  For more information, please visit www.spherix.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934.  Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements.  The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of Naturlose, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our continuing efforts to develop Naturlose may be unsuccessful, our common stock could be delisted from the Nasdaq Capital Market, and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our current report on Form 8-K filed on October 10, 2007.  Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

Spherix Incorporated
Consolidated Statements of Operations
For the years ended December 31, 2008 and 2007

	2008	2007

Revenue	$1,025,961	$154,698

Operating expense
Direct costs	397,645	54,292
Research and development expense	4,004,565	5,865,426
Selling, general and administrative expense	3,135,310	3,872,041

Total operating expense	7,537,520	9,791,759

	(6,511,559)	(9,637,061)

Interest income	348,443	378,055
Interest expense	(2,220)	(77)
Other expense	(5,994)	-

Loss from continuing operations before taxes	(6,171,330)	(9,259,083)
Income tax benefit	552,803	3,408,015

Loss from continuing operations	(5,618,527)	(5,851,068)

Discontinued operations
Income from discontinued operations	2,070,091	9,136,047
Income tax expense	(587,098)	(4,223,353)
Income from discontinued operations	1,482,993	4,912,694

Net loss	$(4,135,534)	$(938,374)

Net (loss) income per share, basic
Continuing operations	$(0.39)	$(0.41)
Discontinued operations	$0.10	$0.35
Net (loss) income per share, basic	$(0.29)	$(0.07)

Net (loss) income per share, diluted
Continuing operations	$(0.39)	$(0.41)
Discontinued operations	$0.10	$0.35
Net (loss) income per share, diluted	$(0.29)	$(0.07)

Weighted average shares outstanding, basic	14,342,953	14,215,289
Weighted average shares outstanding, diluted	14,342,953	14,215,289

Spherix Incorporated
Consolidated Balance Sheets
As of December 31, 2008 and 2007

ASSETS	2008	2007
Current assets
Cash and cash equivalents	$9,404,843	$15,839,959
Short-term investments	1,894,434	-
Trade accounts receivable	281,342	38,581
Other receivables	37,223	167,229
Prepaid expenses and other assets	282,971	372,242
Total current assets	11,900,813	16,418,011

Property and equipment, net	310,365	55,088
Patents, net of accumulated amortization of $38,588 and $110,599	14,433	32,371
Deposit	35,625	35,625
Total assets	$12,261,236	$16,541,095

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$710,881	$1,046,537
Accrued salaries and benefits	304,756	362,334
Income taxes payable	-	50,738
Deferred revenue	39,347	15,165
Total current liabilities	1,054,984	1,474,774

Deferred compensation	660,000	609,000
Deferred rent	136,736	6,531
Total liabilities	1,851,720	2,090,305

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $0.01 par value, 2,000,000 shares authorized;
none issued and outstanding	-	-
Common stock, $0.005 par value, 50,000,000 shares authorized;
14,437,600 and 14,399,140 issued, 14,357,162 and 14,318,702
outstanding at December 31, 2008 and 2007, respectively	72,188	71,996
Paid-in capital in excess of par value	27,602,486	27,508,418
Treasury stock, 80,438 shares, at cost at December 31,
2008 and 2007, respectively	(464,786)	(464,786)
Accumulated deficit	(16,800,372)	(12,664,838)
Total stockholders' equity	10,409,516	14,450,790
Total liabilities and stockholders' equity	$12,261,236	$16,541,095